UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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AEGEAN MARINE PETROLEUM NETWORK INC.
(Name of Registrant as Specified in Its Charter)

TYLER BARON AUGUST ROTH JUSTIN MOORE SHAH CAPITAL MANAGEMENT HIMANSHU H. SHAH TOWLE & CO. JOSEPH E. TOWLE CHRISTOPHER D. TOWLE RAYMOND J. BARTOSZEK DAVID K. KIRSHNER DONALD A. MOORE
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Tyler Baron, together with the other participants named herein (collectively, “The Committee for Aegean Accountability”), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the upcoming 2018 annual meeting of stockholders of Aegean Marine Petroleum Network Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”).

On January 31, 2018, the Wall Street Journal published the following article regarding The Committee for Aegean Accountability’s campaign for change at the Company:

U.S. Hedge Funds Push for Overhaul at Marine Fuel Firm

Activist investors say Dimitris Melissanidis has too much influence over the marine fuel business

By Laurence Fletcher

Jan. 31, 2018 10:43 a.m. ET

A group of U.S. hedge funds and other investors is agitating for a shake-up at U.S.-listed Aegean Marine Petroleum Network Inc., the world’s biggest independent supplier of physical marine fuel.

The group, which blames “chronic failures in corporate governance, financial management and operations” for the stock’s near-90% fall since its 2008 high, on Wednesday told the firm it is nominating a new slate of directors to help drive a restructuring.

These include Raymond Bartoszek, the former head of oil trading at mining giant Glencore and an investor in the New York Yankees, and Donald Moore, former chairman of Morgan Stanley Group in Europe.

The activists, who control around 12% of the company, say that founder Dimitris Melissanidis is still too closely involved in the running of the business. One of Greece’s top businessmen, he has been “the subject of a variety of criminal and civil proceedings,” according to a registration document that was filed by the firm in 2007, and was convicted of bribery in football in the 1980s.

“He’s very influential” in Aegean Marine, said San Francisco-based Sentinel Rock Capital’s Tyler Baron, who heads the activists and is one of the candidates nominated to the board, in an interview. “Someone who is very involved in the business but no longer has skin in the game is a problem.”

Aegean Marine didn’t respond to a request for comment. Mr. Melissanidis didn’t respond to a request for comment.

The activists say the company’s 2016 purchase of around $100 million of shares from Mr. Melissanidis caused the company to violate its borrowing base certificate. This meant it had to launch a convertible bond which drove down the share price, they say.

They also claim that capital expenditure projects, such as the construction of an oil terminal in Fujairah in the U.A.E., have “destroyed” shareholder value.

At a time when investor activism is on the rise in Europe, the funds’ demands are a rare example of shareholder activism at a company based in Greece, albeit one listed in the U.S. In November, The Wall Street Journal reported that hedge fund Amber Capital had urged a restructuring at Hellenic Telecommunications Organization .. Earlier this month, the telecoms firm announced a new payout policy to shareholders.

U.S.-style activism, which tends to be more vocal and can be more hostile than the approach favored by many European funds, has had mixed results in Europe, where activists complain big investors are still too resistant to change.

As well as Mr. Moore, who was formerly global chairman of Morgan Stanley’s financial institutions’ group, Mr. Bartoszek and Mr. Baron, the group is also nominating David Kirshner, former CEO of asphalt and petroleum products firm Axeon Specialty Products, to the board.

The move by the activist group, which includes family offices as well as hedge funds, comes ahead of a huge shake-up in the marine fuel market.

New air pollution regulations from the International Maritime Organization come into effect in 2020, aimed at slashing sulfur emissions in marine fuel in oceangoing ships globally.

“Significant change is coming to the marine fuel market. It’s going to be a game-changer,” Mr. Bartoszek said in an interview. “I’d like to make sure we’ve got the right professionals.”

—Nektaria Stamouli contributed to this article.

Write to Laurence Fletcher at laurence.fletcher@wsj.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Tyler Baron, together with the other participants named herein (collectively, "The Committee for Aegean Accountability"), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2018 annual meeting of stockholders of Aegean Marine Petroleum Network, Inc. (“Aegean” or, the “Company”).

THE COMMITTEE FOR AEGEAN ACCOUNTABILITY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THESE MATERIALS WITHOUT CHARGE UPON REQUEST.

The participants in the solicitation are Tyler Baron, August Roth, Justin Moore, Shah Capital Management, Himanshu H. Shah, Towle & Co., Joseph E. Towle, Christopher D. Towle, Raymond Bartoszek, David Kirshner and Donald Moore.

As of the date hereof, Mr. Baron beneficially owns directly 160,000 shares of ANW common stock, $0.01 par value per share (the “Common Stock”), 1,000 shares of which are held in record name. Mr. Roth owns directly 850,000 shares of Common Stock, 1,000 shares of which are held in record name. Mr. J. Moore owns directly 681,095 shares of Common Stock. Shah Capital Management (“SCM”) beneficially owned 1,009,590 shares. Mr. Shah owns directly 35,594 shares of Common Stock and, as President and Chief Investment Officer of SCM, may be deemed the beneficial owner of the 1,009,590 shares beneficially owned by SCM. Towle & Co. (“Towle”) beneficially owns 2,040,539 shares of Common Stock. Mr. J. Towle owns directly 58,900 shares of Common Stock and, as the investment manager of Ellwood House Association (“Ellwood”), may be deemed the beneficial owner of the 10,100 shares held by Ellwood. Mr. J. Towle, as a partner of Towle, may also be deemed the beneficial owner of the 2,040,539 shares beneficially owned by Towle. Mr. C. Towle owns directly 26,500 shares, including 4,500 shares owned by his spouse. Mr. C. Towle, as general partner of Towle Institutional Partners, LP (“Towle Partners”), may be deemed the beneficial owner of the 1,235 shares held by Towle Partners. As a partner of Towle, Mr. C. Towle may also be deemed the beneficial owner of the 2,040,539 shares beneficially owned by Towle. Mr. Bartoszek owns directly 150,000 shares of Common Stock. Mr. Kirshner owns 3,000 shares of Common Stock. Mr. D. Moore does not own any shares of Common Stock.